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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 2002


                             STEALTH MEDIALABS, INC.
               (Exact name of registrant as specified in charter)


           NEVADA                   000-26439                98-0203927
(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)


203 N. Wabash, Suite 1805, Chicago, Illinois                  60601
 (Address of principal executive offices)                   (Zip Code)


Kidstoysplus.com, Inc.
(Former name or former address, if changed since last report)


1000-355 Burrard Street, Vancouver, British Columbia V6C 2G8
(Former name or former address, if changed since last report)


Registrant's telephone number, including area code:  (847)356-0799


Items 1 and 2.  Changes in Control and Acquisition or Disposition of Assets.

On October 30, 2002, pursuant to a Share Exchange Agreement, Stealth MediaLabs, Inc. ("Stealth Media") completed the acquisition of all outstanding capital stock of BitzMart, Inc., a Colorado corporation ("BitzMart"), in exchange for 16,057,434 shares of Stealth Media's newly-issued common stock. In addition, Stealth Media reserved an additional 942,579 shares for transfer upon exercise or expiration of outstanding warrants of BitzMart. Also on October 30, 2002, Stealth Media issued 3,118,750 shares to seven private investors and 684,000 shares to a consultant. As a result of the issuances, there were a total of 21,068,622 shares of common stock issued and outstanding following completion of the share exchange (after giving effect to the reverse stock splits summarized in Item 5 below).

After issuance of the additional shares of common stock described above, the following individuals and entities may be deemed to have acquired control of Stealth Media. The following table shows the number of shares owned directly or beneficially and the percentage of outstanding common stock.

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NAME OF HOLDER                            NUMBER OF SHARES           PERCENTAGE


Colorocs Infotech, Inc.(1)                   1,097,827                   5.2%
Howard Leventhal(2)(3)                       3,185,875                  15.1%
Rudolph Russo(1)                             2,134,131                  10.1%
Burton and Fern Slotky                       2,228,723                  10.6%
UTEK Corp.                                   4,121,165                  19.6%
Anan Yaagoub(3)                                834,937                   4.0%
________________

(1) Mr. Russo is President and a director of Colorocs Infotech, Inc. and may be deemed to be a beneficial owner of the shares held by Colorocs.

(2) Certain shareholders have granted to Mr. Leventhal a proxy to vote approximately 2,400,000 shares of common stock.

(3)      Mr. Leventhal and Mr. Yaagoub are directors of Stealth MediaLabs.

BitzMart, now a wholly-owned subsidiary of Stealth Media, has designed and is developing a line of products and applications based upon proprietary technology developed by researchers at the University of Miami. The technology permits undetectable embedding of up to 20,000 bits of binary data per second of playing time into almost any digital audio signal. The embedded data can range from text and images to programs and unique user identification. In most applications, digital data hidden in the Company's "stealth channel" can be embedded without increasing the file size or band width of original programming. The Company is building its proprietary decoder plug-in for use with Microsoft's new Windows Media Player 9 series. Among other uses, Stealth Media's technology and application can help licensors to encourage only authorized usage of digital data and intellectual property. Patent applications on the technology utilize a breakthrough in the obscure science of stenanorgraphy.

Item 5.  Other Events.

As previously reported, on September 16, 2002, and September 18, 2002, the Board of Directors and stockholders of Registrant adopted resolutions to effect a 1-for-25 and 1-for-10 reverse stock splits, respectively, of the common stock outstanding effective on those dates. Also, effective September 18, 2002, as previously reported, Stealth Media's name was changed to "Stealth MediaLabs, Inc." The CUSIP number for Stealth Media's common stock was changed to: 85787P 10 4 and the new trading symbol for the common stock became "SMLA.OB."

Item 7.  Exhibits

(a) Financial Statements of BitzMart, Inc.
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The financial statements required by this item will be filed on or before 60 days from the date this report was required to be filed.

(b) Pro Forma Financial Information.
    --------------------------------

The pro forma financial information will be filed on or before 60 days from the date this report was required to be filed.

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(c) Exhibits.
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                  Exhibit 3.1 Certificate of Amendment of the Articles of
                  Incorporation for Kidstoysplus.com, Inc.

                  Exhibit 3.2 Certificate of Amendment of the Articles of Incorporation for Kidstoysplus.com, Inc.

                  Exhibit 3.3 Certificate of Change in Number of Authorized Shares of Common Stock for Kidstoysplus.com, Inc.

                  Exhibit 10.1. Share Exchange Agreement dated August 23, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 6, 2002

                             STEALTH MEDIALABS, INC.


                             /S/ Howard Leventhal
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                             Howard Leventhal, President

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